Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
John Stumpf, Interim Chief Financial Officer
jstumpf@qsii.com

FOR IMMEDIATE RELEASE

MAY 21, 2015

QUALITY SYSTEMS, INC. REPORTS FISCAL 2015 FOURTH QUARTER AND YEAR-END RESULTS

Company Ends Fiscal Year Posting Double-digit Revenue Growth

IRVINE, Calif. … May 21, 2015 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2015 fourth quarter and year ended March 31, 2015.

Revenues for the fiscal 2015 fourth quarter reached $128.4 million, an increase of 11 percent versus $115.2 million reported for the fiscal 2014 fourth quarter. Net income for the 2015 fourth quarter was $10.7 million, increasing 107 percent when compared with $5.2 million in the 2014 fourth quarter.

On a GAAP basis, fully diluted earnings per share was $0.18 in the fiscal 2015 fourth quarter compared with $0.09 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2015 fourth quarter was $0.21 versus $0.12 reported in the fourth quarter a year ago.

At quarter-end, the Company’s liquidity position was strong, with $130.6 million of cash and investments.

For the fiscal year ended March 31, 2015, revenues reached $490.2 million, up 10 percent when compared with $444.7 million for the 2014 fiscal year. The recurring revenue base, which includes maintenance, EDI, RCM and other services, reached $405.2 million and represents 83 percent of total revenues for the fiscal year ended 2015.

Net income for fiscal 2015 was $27.3 million, versus $15.7 million reported in fiscal 2014, an increase of 74 percent. On a GAAP basis, fully diluted earnings per share for the 2015 fiscal year was $0.45, compared with $0.26 reported in the 2014 fiscal year. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2015 year was $0.62 versus $0.70 reported in the comparable period a year ago (non-GAAP fully diluted earnings per share is reconciled to its corresponding GAAP measure at the end of this release). The fiscal 2015 non-GAAP earnings reflects the Company’s significant and growing investment in research and development, the net cost of which rose by $27.7 million, or 67 percent, from fiscal 2014 to fiscal 2015.

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Quality Systems

Fiscal 2015 Fourth Quarter and Year-end Results

“We are very pleased with the fourth quarter and fiscal 2015 results overall. This latest quarter represents the fifth consecutive period in which we delivered increases in consolidated revenue, and which culminated in a new quarterly revenue record. Our revenue growth in the 2015 fourth quarter and fiscal year demonstrates the impact of our broad-based market offerings, which now span nearly 30 products and services directly aimed at the evolving value-based Accountable Care Organization (ACO) model. As physicians strive to better manage their patients and payors seek the necessary intelligence to help control costs while emphasizing quality of care, we believe we are well positioned to help all stakeholders meet the challenges that continue to unfold,” explained Steven T. Plochocki, president and chief executive officer.

“Our portfolio of products and services addresses the ways in which healthcare constituents communicate and manage patient populations. We believe that as we enter into our fiscal 2016 year, there will be significant opportunities for our RCM business line, along with the Mirth interoperability and connectivity solutions we offer. With ICD-10 fast approaching, practices seek the exact type of support Quality Systems/NextGen Healthcare brings to the table. With our sales force boasting strong cross-selling capabilities across our large installed client base and beyond, as well as our enhanced marketing capabilities and seasoned implementation team, we stand ready to meet healthcare’s rapidly changing needs. Our ability to strengthen our offerings, expand our solutions and demonstrate solid growth is reflective of our agility and commitment to seamlessly serving the healthcare information technology industry,” Plochocki said.

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 12, 2015 with an anticipated distribution date of July 6, 2015. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

In addition, the Company announced that it will hold its 2015 Annual Shareholders’ Meeting on Tuesday, August 11, 2015 at 1:00 PM local time. The meeting will be held at the Center Club, 650 Town Center Drive, Costa Mesa, California 92626. Holders of record as of June 16, 2015 are eligible to vote and attend. Proxy materials and the 2015 Annual Report will be made available to shareholders of record and will also be posted on the Company’s website at www.qsii.com.

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Quality Systems

Fiscal 2015 Fourth Quarter and Year-end Results

Quality Systems will host a conference call to discuss its fiscal 2015 fourth quarter and year-end results on Thursday, May 21, 2015 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #46698028. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #46698028. The replay will be available from approximately 1:00 PM ET on Thursday, May 21, 2015, through 11:59 PM ET on Thursday, May 28, 2015.

As previously announced, Quality Systems will host its Investment Community Analyst Day for those analysts that follow the Company on Monday, June 8, 2015 from 8:30 AM – 1:00 PM at the Le Parker Meridien Hotel in New York City, located at 119 West 56th Street (between 6th and 7th Avenues), 212-245-5000. The general public can access the session in real-time by visiting www.qsii.com, clicking on Investors, and selecting Events & Presentations. An archive of the analyst session will also be available for 90 days.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party

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Quality Systems

Fiscal 2015 Fourth Quarter and Year-end Results

products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The non-GAAP provision for income taxes is calculated by excluding the income tax effect of the non-GAAP adjustments.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2015	2014	2015	2014
Revenues:
Software and hardware	$16,061	$15,186	$61,373	$60,834
Implementation and training services	6,684	6,518	23,648	25,948

System sales	22,745	21,704	85,021	86,782

Maintenance	43,234	41,376	169,219	160,060
Electronic data interchange services	20,082	17,421	76,358	67,295
Revenue cycle management and related services	19,720	15,316	74,237	62,976
Other services	22,607	19,386	85,390	67,554

Maintenance, EDI, RCM and other services	105,643	93,499	405,204	357,885

Total revenues	128,388	115,203	490,225	444,667

Cost of revenue:
Software and hardware	5,404	7,115	24,693	44,226
Implementation and training services	5,479	8,109	23,902	29,681

Total cost of system sales	10,883	15,224	48,595	73,907

Maintenance	7,802	6,384	28,866	22,590
Electronic data interchange services	12,274	10,845	48,244	42,567
Revenue cycle management and related services	14,252	12,059	54,406	46,203
Other services	10,630	8,842	43,053	34,896

Total cost of maintenance, EDI, RCM and other services	44,958	38,130	174,569	146,256

Total cost of revenue	55,841	53,354	223,164	220,163

Gross profit	72,547	61,849	267,061	224,504

Operating expenses:
Selling, general and administrative	41,279	38,676	158,172	149,214
Research and development costs	17,638	15,120	69,240	41,524
Amortization of acquired intangible assets	898	1,132	3,693	4,805
Impairment of goodwill and other assets	—	—	—	5,873

Total operating expenses	59,815	54,928	231,105	201,416

Income from operations	12,732	6,921	35,956	23,088

Interest income (expense), net	(271)	322	(230)	269
Other income (expense), net	(45)	35	(62)	(356)

Income before provision for income taxes	12,416	7,278	35,664	23,001
Provision for income taxes	1,673	2,077	8,332	7,321

Net income	$10,743	$5,201	$27,332	$15,680

Net income per share:
Basic	$0.18	$0.09	$0.45	$0.26
Diluted	$0.18	$0.09	$0.45	$0.26

Weighted-average shares outstanding:
Basic	60,288	60,208	60,259	59,918
Diluted	60,956	60,592	60,849	60,134

Dividends declared per common share	$0.175	$0.175	$0.70	$0.70

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2015	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$118,993	$103,145
Restricted cash and cash equivalents	2,419	4,351
Marketable securities	11,592	10,656
Accounts receivable, net	107,669	113,268
Inventories	622	834
Income taxes receivable	3,147	8,366
Deferred income taxes, net	24,080	21,531
Other current assets	11,535	11,135

Total current assets	280,057	273,286

Equipment and improvements, net	20,807	22,801
Capitalized software costs, net	40,397	39,152
Intangibles, net	27,689	33,016
Goodwill	73,571	72,804
Other assets	18,000	10,292

Total assets	$460,521	$451,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,018	$7,888
Deferred revenue	66,343	71,077
Accrued compensation and related benefits	24,051	15,953
Income taxes payable	10,048	—
Dividends payable	10,700	10,686
Other current liabilities	33,924	21,369

Total current liabilities	155,084	126,973

Deferred revenue, net of current	1,349	2,187
Deferred compensation	5,750	4,809
Other noncurrent liabilities	14,798	22,292

Total liabilities	176,981	156,261

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 60,303 and 60,206 shares at March 31, 2015 and 2014, respectively	603	602
Additional paid-in capital	198,650	194,739
Accumulated other comprehensive loss	(192)	(182)
Retained earnings	84,479	99,931

Total shareholders’ equity	283,540	295,090

Total liabilities and shareholders’ equity	$460,521	$451,351

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2015	2014	2015	2014
Income before provision for income taxes - GAAP	$12,416	$7,278	$35,664	$23,001

Plus items included in cost of revenue:
Amortization of acquired software technology	858	858	3,433	3,526
Impairment of other assets*	—	—	—	20,098
Share-based compensation	91	95	373	348

Total adjustments to cost of revenue	949	953	3,806	23,972

Plus items included in operating expenses:
Acquisition costs	441	846	2,923	1,448
Amortization of acquired intangible assets	898	1,132	3,693	4,805
Impairment of goodwill and other assets	—	—	—	5,873
Securities litigation defense costs	1,491	—	3,951	1,721
Share-based compensation	754	563	3,098	2,142
Other non-run-rate expenses	—	—	315	—

Total adjustments to operating expenses	3,584	2,541	13,980	15,989

Total adjustments to GAAP income before provision for income taxes:	4,533	3,494	17,786	39,961

Income before provision for income taxes - Non-GAAP	16,949	10,772	53,450	62,962
Provision for income taxes	4,425	3,318	15,718	20,966

Net income - Non-GAAP	$12,524	$7,454	$37,732	$41,996

Diluted net income per share - Non-GAAP	$0.21	$0.12	$0.62	$0.70

Weighted-average shares outstanding (diluted):	60,956	60,592	60,849	60,134

*	Relates to the impairment of acquired software technology and capitalized software costs in the Hospital Solutions Division

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